UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019
______________________________
KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On March 5, 2019, Loren K. Carroll confirmed to KBR, Inc. (“KBR”) that he will be retiring from the KBR Board of Directors (“Board”) effective May 15, 2019, at KBR’s 2019 Annual Meeting of Stockholders in accordance with the Board’s retirement policy.  It is the policy of the Board that each non-executive director will retire from the Board by the annual meeting of stockholders following his or her seventy-fifth birthday.

Mr. Carroll’s 12-year service on the Board began in April 2007 when KBR became a stand-alone company.  During his tenure, Mr. Carroll served on every Board committee and was Chairman of both the Compensation and Nominating and Corporate Governance Committees.  In 2014, after having served as Lead Director for two years, Mr. Carroll began serving as KBR’s first non-executive Chairman of the Board.  Upon Mr. Carroll’s retirement from the Board, General Lester L. Lyles, USAF (Ret.), will become KBR’s non-executive Chairman of the Board.

Stuart Bradie commented that “Mr. Carroll’s governance for the past 12 years has been integral to KBR’s development, transformation, and numerous achievements.  We are grateful to Mr. Carroll for his outstanding service and wish him well in his retirement.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: March 8, 2019	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Vice President, Public Law and Corporate Secretary